No. 333-55864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	52-2056410
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1919 North Lynn Street
Arlington, Virginia 22209
(571) 303-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas L. Monahan III
Chairman of the Board of Directors and Chief Executive Officer
1919 North Lynn Street
Arlington, Virginia 22209
(571) 303-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark D. Director, Esq.
Kirkland & Ellis LLP
655 15th Street, N.W.
Washington, DC 20005
(202) 879-5000
Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

Explanatory Note:
The Corporate Executive Board Company (the “Company”), filed Form S-3 Registration Statement No. 333-55864 (the “Registration Statement”) on February 20, 2001, which registered for sale by the selling stockholders named therein up to 4,500,000 shares of the Company’s common stock, par value $0.01 per share. The offering contemplated by the Registration Statement has terminated. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister any remaining shares of the Company’s common stock, par value $0.01 per share, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, state of Virginia, on February 28, 2011.

THE CORPORATE EXECUTIVE BOARD COMPANY
By:	/s/ Thomas L. Monahan III
Thomas L. Monahan III
Chairman of the Board of Directors and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on February 28, 2011 in the capacities indicated.

SIGNATURE	TITLE

/s/ Thomas L. Monahan III THOMAS L. MONAHAN III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Richard S. Lindahl RICHARD S. LINDAHL	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregor S. Bailar GREGOR S. BAILAR	Director

/s/ Stephen M. Carter STEPHEN M. CARTER	Director

/s/ Gordon J. Coburn GORDON J. COBURN	Director

/s/ L. Kevin Cox L. KEVIN COX	Director

/s/ Nancy J. Karch NANCY J. KARCH	Director

/s/ Daniel O. Leemon DANIEL O. LEEMON	Director

/s/ Jeffrey R. Tarr JEFFREY R. TARR	Director